UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

SWORDFISH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1400 W Northwest Highway
Grapevine, Texas 76051

 (Address of principal executive offices and Zip Code)

(817) 845-6244
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03                      Material Modification to Rights of Security Holders.

  On December 19, 2013, the Company's Board of Directors, adopted resolutions providing for the issuance of up to 25,000,000 shares of the Company's authorized but unissued preferred stock, par value $.0001, to be designated the Series A Convertible Preferred Stock (the "Preferred Stock").  On January 8, 2014, the Company filed the Amendment to its Articles of Incorporation with the State of Minnesota, Secretary of State, Division of Corporations.

        Discussion of the Amendment

Under the Company’s Articles of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company’s Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

Pursuant to the resolutions adopted by the Company’s Board of Directors the "Series A Preferred Shares" shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Designation, Amount and Par Value. The series of preferred stock shall be designated as its  Series A Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 25,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”). Each share of Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Dividends. The Holders of outstanding Preferred Stock shall not be entitled to participate in any dividends declared on the Corporation’s common stock.

Voting Rights.  In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the Holders of the Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on one hundred votes per share (100:1) basis.  The Holders of the  Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

Rank. The Preferred Stock shall, with respect to rights on liquidation, rank  equivalent to all classes of the common stock, $.0001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

Redemption.. Shares of Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

Conversion.  Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series A Issue Date at the conversion ratio of one (1) share of Series A Preferred Stock for ten (10) shares of Common Stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

  See item 3.03 above

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document
3.0	January 8, 2014	Amendment to the Articles of Incorporation *

____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014	SWORDFISH FINANCIAL, INC. By: /s/Clark Ortiz Clark Ortiz, Chief Executive Officer